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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our reports dated May 26, 2000, except with respect to the matters discussed in Note 10 to the financial statements as to which the date is June 19, 2000, on the Champion International Corporation Savings Plan #077 and the Champion International Corporation Savings Plan for Hourly Employees #158 included in this Form 11-K into the Company's previously filed Registration Statement on Form S-8 (Registration No. 333-34069) and into International Paper Company's previously filed Registration Statement on Form S-8 (Registration No. 333-37390). It should be noted that we have performed no audit procedures subsequent to May 26, 2000, the date of our reports, except with respect to Note 10 to the financial statements as to which the date is June 19, 2000. Furthermore, we have not audited any financial statements of Champion International Corporation Savings Plan # 077 or Champion International Corporation Savings Plan for Hourly Employees #158 as of any date or for any period subsequent to December 31, 1999.


                                        /s/ Arthur Andersen LLP


Stamford, CT
June 26, 2000